     As filed with the Securities and Exchange Commission on April 30, 1999 Registration No. 333-______
----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              GATEWAY 2000, INC.
            (Exact name of registrant as specified in its charter)
                     -------------------------------------

           Delaware                                       42-1249184
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                            4545 Towne Centre Court
                          San Diego, California 92121
                                (619) 799-3401
              (Address, including zip code and telephone number,
       including area code of Registrant's principal executive offices)

                     -------------------------------------
                           William M. Elliott, Esq.
                              Gateway 2000, Inc.
                            4545 Towne Centre Court
                          San Diego, California 92121
                                (619) 799-3401
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                     -------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                                    Proposed Maximum          Proposed Maximum
   Title of Shares           Amount to be            Offering Price              Aggregate                  Amount of
  to be Registered            Registered                Per Unit              Offering Price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------

Debt Securities

Preferred Stock,
 $.01 par value per
 share

Common Stock, $.01
 par value per share

Total                              (2)                      (2)               $1,000,000,000                 $278,000(2)
===============================================================================================================================

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

(1) Such amount represents the principal amount of any Debt Securities issued at their principal amount and/or the expected initial public offering price of any Preferred Stock and/or Common Stock.
(2) The aggregate amount of each of the Debt Securities, the Preferred Stock and the Common Stock and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject To Completion, Dated April 30, 1999

                                [Gateway Logo]

                                  Prospectus

                                $1,000,000,000
                              Gateway 2000, Inc.

                                Debt Securities
                                Preferred Stock
                                  Common Stock
-------------------------------------------------------------------------------
   We will provide specific terms of these securities in supplements to this prospectus.

You should read this prospectus and any supplement carefully before you invest.
--------------------------------------------------------------------------------

     Gateway 2000, Inc., a Delaware corporation, may offer from time to time:

 .    unsecured debt securities in one or more series,

 .    shares of preferred stock, par value $.01 per share, in one or more series,

 .    shares of common stock, par value $.01 per share, or

 .    any combination of the foregoing.

The aggregate principal amount of the debt securities and the aggregate initial public offering price of the preferred stock and the common stock sold will not exceed $1,000,000,000 (or the equivalent thereof if debt securities are denominated in one or more foreign currencies or foreign currency units). We will determine the price and terms of such securities at or prior to the time of sale.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "GTW."

     These securities involve a degree of risk. See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

                   This prospectus is dated _______ ___, 1999

                             About This Prospectus

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell, over the next two years, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                                 About Gateway

General

     We and our subsidiaries are a leading direct marketer of personal computers ("PCs") and related products and services. We develop, manufacture, market, and support a broad line of desktop and portable PCs, digital media (convergence) PCs, servers, workstations and PC-related products used by individuals, families, businesses, government agencies and educational institutions. We believe we are one of the leading suppliers of PCs to the U.S. consumer market. Our strategy is to deliver the best value to our customers by offering quality, high-performance PCs and other products employing the latest technology at competitive prices and by providing outstanding service and support. Internet users can access information about us and our products and services at http://www.gateway.com. Information contained at our website is not considered
-----------------------
a part of this prospectus.

     Gateway was incorporated in Iowa on August 15, 1986, merged into a South Dakota corporation of the same name effective December 29, 1989, and merged into a Delaware corporation of the same name effective February 20, 1991. In December 1993, we completed our initial public offering of common stock and were listed on The NASDAQ National Market. On May 22, 1997, we moved to the New York Stock Exchange, and began trading under the symbol "GTW." Our principal executive offices are located at 4545 Towne Centre Court, San Diego, California 92121. Our telephone number is (619) 799-3401.

                                 Risk Factors

     The securities being offered by this prospectus involve a degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, in the applicable prospectus supplement and in the additional information described under the heading "Where You Can Find More Information" before you buy any of the securities sold pursuant to this prospectus:

We May Not Succeed in our Highly Competitive Marketplace

     The PC industry is highly competitive, especially with respect to pricing and the introduction of new products and product features. We compete primarily by quickly adding new performance features to products while minimizing corresponding price increases. We cannot guarantee timely introduction of new products or product features. We cannot be certain that we will continue to compete successfully by adding new features to our products without corresponding price increases. In recent years we and many of our competitors have regularly lowered prices, and we expect these pricing pressures to continue. We plan to mitigate the impact of falling prices by diversifying our revenue stream with software bundles, internet services, financing and other service offerings. If cost reductions or changes in product mix do not mitigate our pricing pressures, these competitive price pressures could substantially reduce our profits.

We May Be Unable to Expand Our Infrastructure As Necessary to Support Growth

     Our rapid growth creates ongoing demands for personnel, facilities, information systems and other infrastructure requirements. If we are not successful in continuing to develop our infrastructure, we could experience disruptions in operations which could negatively and materially affect our financial results.

Our Suppliers May Not Deliver Needed Components on a Timely Basis

     We require a high volume of quality components for the manufacture of our products. We also obtain substantially all of our components from outside suppliers. While we attempt to have multiple suppliers for such components, in some circumstances we maintain single-source supplier relationships. Failure by suppliers to meet component delivery schedules have occasionally disrupted our normal production schedules. We may continue experiencing such occasional disruptions in the future, which could adversely impact our ability to deliver products on a timely schedule.

We May Be Unable to Keep Pace with Rapidly Changing Product Requirements

     Short product life cycles resulting from rapid changes in technology and consumer preferences and declining product prices characterize the PC industry. Our in-house engineering personnel work closely with PC component suppliers and other technology developers to evaluate the latest developments in PC-related technology. We may lose, or not acquire, access to or the right to use new technology. We may be unable to incorporate such new technology in our products or features in a timely manner.

We May Not Have Access to Technology Required for Our Products

     We may not have access to existing or new third-party technology for use in our products. If we or our suppliers are unable to obtain licenses necessary to use protected technology in our products on commercially reasonable terms, we may be forced to market products without certain desirable technological features. We could also incur substantial costs redesigning our products around other parties' protected technology or to defend patent or copyright infringement lawsuits against us.

We Will Face Additional Risks Due to Expansion of our International Operations

     We have expanded our operations into both Europe and the Asia-Pacific region and believe further international growth is necessary for our success. International expansion involves additional business risks such as foreign currency fluctuation, government regulation, liability for foreign taxes and product sales, competition with locally strong competitors, and delivery and support logistics. We may not effectively manage these additional risks.

We Face Financial Risks Due to Foreign Currency Fluctuations

     We engage in hedging programs involving forward exchange contracts in an effort to minimize the impact of foreign currency fluctuations. Volatility of currency markets, reliability of sales forecasts and availability of hedging instruments could adversely impact the effectiveness of such hedging programs.

Our Customers May Default On Their Credit or Loan Accounts

     We intend to bear the credit risk of a significant portion of our future customer credit card or loan accounts as part of our sales and marketing efforts until the obligations are repaid or sold. We anticipate that customers will be delinquent in payments on a number of these accounts and that some will ultimately default on their accounts. The delinquency and default rates we actually experience may be above anticipated rates, particularly if general economic conditions worsen.

Expanding Our E-Commerce Business May Require Additional Investment by Us

     We intend to expand our e-commerce business through investment in existing companies and the creation of an e-commerce site that will offer GatewayJ branded products as well as complementary products from other manufacturers. E-commerce is a relatively new and emerging distribution channel whose success depends on a variety of factors, including the continued acceptance of e-commerce generally by customers. Our success using e-commerce depends on such factors as:

     . the satisfactory performance, reliability and availability of our web site;

     . the reliability and efficiency of our computer and communications hardware systems;

     . our ability to compete with a growing number of rival e-commerce sites;

     . our ability to evolve, update and improve our services and offerings in response to changing demands; and

     .    the consumer demand for our products.

     Expansion into this emerging growth business may require investment in start-up activities and initial operating losses for our e-commerce business.

We May Face Additional Risks Associated with Future Acquisitions

     We have recently acquired certain businesses which we believe are complementary to our operations and anticipate possibly making additional acquisitions in the future. While we believe we will effectively integrate these acquired businesses with our own, we may be unable to successfully do so without losing key employees or business relationships. In addition, we may be unable to smoothly integrate the acquired companies' marketing, production, development, distribution and management systems resulting in an inability to realize hoped for cost savings or sales growth. Our gross margins could be adversely affected by any problems arising during or from such process or the inability to effectively integrate any future acquisitions.

Unanticipated High Inventory Levels Could Increase Our Costs

     By distributing directly to our customers, we have avoided the need to maintain high levels of inventory. This has minimized costs and allows us to respond more quickly to changing customer demands, reducing our exposure to the risk of product obsolescence. A decrease in market demand or an increase in supply, among other factors, could result in higher inventory levels which could negatively affect our profitability.

Our Profitability May Suffer Due To Our Customer or Geographic Sales Mix

     Our profit on particular product sales varies slightly depending on the product sold, the customer segment and the geographic market involved. Because of these profit variations, our profitability in any period will depend, in part, on the mix of products, customers and geographic markets involved in that period's sales.

Year 2000 Non-Compliance Could Negatively Affect Our Business

     The "Year 2000" issue has arisen because many existing computer programs and chip-based embedded technology systems use only the last two digits of a year to refer to the year. These programs and systems do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results.

     Based on information available to us as of the date of this prospectus, we believe that the Year 2000 issue will not have a material negative effect on our business, consolidated financial position, results of operations or cash flows. However, we cannot be certain that we or third parties will properly and timely remediate the Year 2000 issue. Failure to remediate the Year 2000 issue could have a material negative effect on us. We cannot predict the effects that Year 2000 non-compliance would have on us, which would ultimately depend on numerous uncertainties such as:

     . whether significant third parties, including suppliers, properly and timely address the Year 2000 issue;

     . whether broad-based or systemic economic failures occur, and the severity and duration of such failures, including loss of utility and/or telecommunications services, and errors or failures in financial transactions or payment processing systems such as credit cards; and

     . whether we become the subject of litigation or other proceedings regarding any Year 2000-related events and the outcome of any such litigation or proceedings.

                                 Use of Proceeds

     Except as set forth in any applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.

                Consolidated Ratio of Earnings to Fixed Charges

     The following table sets forth the consolidated ratio of earnings to fixed charges for each of the last five years.

                                           Year Ended December 31,
                               --------------------------------------------
                                    1994   1995   1996   1997   1998
                                    ----   ----   ----   ----   ----

Consolidated ratio of earnings
to fixed charges                    58.2   50.8   85.0   34.8   58.5

     These computations include us and our subsidiaries. For these ratios, "earnings" is determined by adding pretax income from continuing operations and fixed charges. Fixed charges include interest expense on notes payable and capital lease amortization as well as the interest portion of rental expense relating to operating leases.

                      Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the
-------------------
SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus or terminate this offering:

     .    Annual Report on Form 10-K for the year ended December 31, 1998;

     .    Proxy Statement dated April 9, 1999; and

     . The description of the common stock contained in Form 8-A filed May 15, 1997.

     We will provide a copy of each of the documents incorporated by reference upon your request. You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

          Corporate Secretary
          Gateway 2000, Inc.
          4545 Towne Centre Court
          San Diego, California  92121
          (619) 799-3401

     You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                          Forward-Looking Statements

     Some of the statements contained or incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities

Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements with respect to our plans, projections or future performance.

     These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such statements. See "Risk Factors" above and our periodic reports and other documents filed with the SEC for further discussions of certain of the risks, uncertainties and other factors applicable to us, our business and the securities proposed to be sold.

                        Description of Debt Securities

     The following briefly summarizes the material provisions of the indenture we will enter into with one or more commercial banks, as trustee, and the debt securities. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you before you buy any debt securities. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference. As used herein in the description of a series of debt securities, the term "Trustee" refers to the trustee appointed with respect to the series of debt securities.

     The debt securities may be issued from time to time in one or more series. You should read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement.

General

     The debt securities offered by this prospectus will be our unsecured obligations. The indenture provides that debt securities may be issued in one or more series, with different maturity dates and different interest rates, at par or at a discount, in each case as we authorize from time to time. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. The indenture does not contain any limit on the aggregate principal amount of debt securities which may be issued pursuant to it.

     Federal income tax consequences and other special considerations applicable to any debt securities originally issued at a discount will be described in the applicable prospectus supplement.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     .   the title of the debt securities of the series;

     .   the total principal amount of the debt securities of the series;

     . the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     .   the maturity date or dates;

     .   the interest rate or the method of computing the interest rate;

     . the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     . the terms on which a series of debt securities may be convertible into or exchangeable, if at all, for common or other securities, including whether such conversion or exchange is mandatory, at the option of the holder or at our option;

     .   the location where payments on the debt securities will be made;

     . the terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option or otherwise;

     . any obligation we have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     . the currency or currency unit in which payment will be made if other than United States dollars;

     . any index, formula or other method used to determine the amount of any payment on the debt securities;

     . if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     . if any payments may be made at our election or the election of a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which and the terms upon which such election may be made;

     . any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or United States government obligations;

     . whether the debt securities are to trade in "book-entry" form and the terms and any conditions for exchanging the "global" security in whole or in part for physical (paper) certificates;

     . if the debt securities are to be issued in "book-entry" form, the depository for such debt securities;

     . the date of any global security if other than the original issuance of the first debt security to be issued;

     . the Trustee and any authenticating or paying agents, transfer agents or registrars;

     . any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

     .   any other specific terms of the debt securities (SECTION 3.1).

     The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in "book-entry" form, and "global" notes will be issued in physical (paper) form only as described below under the subheading "Book-Entry Procedures And Settlement For Debt Securities." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (SECTION 3.2).

Exchange, Registration, Transfer and Payment

     The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the office of the Trustee maintained for such purpose. You will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with such registration of transfer (SECTION 3.5).

     All payments by us to a paying agent on any debt security which remains unclaimed for one year after such payment has become due and payable may be repaid to us, and thereafter the holder of such debt security may look only to us for payment of such amounts.

     In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange any debt security beginning 15 days before the day of the mailing of a notice of redemption of debt securities to be redeemed through and including the day of such mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

     Payment of principal of and premium, if any, on the debt securities (other than those represented by global notes) will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the Trustee. Payment will be made to the registered holder of the debt securities at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the Trustee, or by a check mailed to the holder at its registered address (SECTIONS
2.2 and 3.7). Payments in any other manner will be specified in the prospectus supplement.

Book-Entry Procedures and Settlement for Debt Securities

     Most series of debt securities will be book-entry securities and not definitive notes with physical (paper) certificates. Unless we provide otherwise in the applicable prospectus summary, all book-entry securities of the same class of a series will be represented by one or more fully registered global notes, without interest coupons. Each global note will be registered in the name of a securities depositary or a nominee of the depository. The depository will thus be the only registered holder of these debt securities and will be considered the sole owner of the debt securities for purposes of the indenture.

     Purchasers of debt securities may hold interests in the global notes only through the depository (if they are participants in such system) or through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with the depository or its nominee ("participants"). The depository will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers (some of whom may themselves be securities intermediaries holding debt securities for their customers). Thus, the depository will be considered the sole owner and holder of the related debt securities. A purchaser of a book-entry debt securities will, instead, be a beneficial owner of debt securities and will hold that debt security indirectly through a hierarchy of intermediaries, with the depository at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The debt securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the debt securities will generally not be entitled to have the debt securities represented by the global notes registered in its name. In most cases, a beneficial owner will also not be able to obtain a physical (paper) certificate evidencing the holder's ownership of debt securities. The book-entry system for holding debt securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     So long as the depository, or its nominee, is the registered holder and owner of a global security, each beneficial owner must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the indenture of such global security. We understand that under existing industry practice, the depository would authorize the participants to take any action requested by us or the owner of a beneficial interest and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     A beneficial owner of a global note may exchange the securities for definitive notes (physical (paper) certificates) only if:

     . the depository is unwilling or unable to continue as depositary for such global note and we are unable to find a qualified replacement for the depository within 90 days;

     . at any time the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     . we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive notes in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global note that is exchangeable will be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Definitive notes will be registered in the name or names of the person or persons specified by the depository in a written instruction to the registrar of the securities. The depository may base its written instruction upon directions it receives from its participants. We, the Trustee and any agent of us or the Trustee may treat the person in whose name the definitive notes is registered as the owner of such debt security.

     In this prospectus and the applicable prospectus supplement, references to actions taken by debt security holders in relation to book-entry debt securities will mean actions taken by the depository upon instructions from its participants, and references to payments and notices of redemption to debt security holders and notices of redemption to the depository as the registered holder of the debt securities for distribution to participants in accordance with the depository's procedures.

     We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Covenants

     Any covenants that will apply to a particular series of debt securities will be set forth in the prospectus supplement relating to such series of debt
securities.   Otherwise, we are not restricted by the indenture from:

     . incurring, assuming or becoming liable for any type of debt or other obligations,

     .    paying dividends or making distributions on our capital stock, or

     .    purchasing or redeeming our capital stock.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provision that would require us to repurchase or redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities.

Modification of the Indentures

     Under the indenture, we and the Trustee can enter into supplemental indentures to establish or clarify the form and terms of any series of debt securities or for certain other limited matters without the consent of any holder of debt securities.

     We and the Trustee may, with the consent of at least a majority in aggregate principal amount of the debt securities, modify the indenture or the rights of the holders of the securities of such series to be affected. However, without the consent of the holder of each security so affected, no such modification may:

     .    extend the fixed maturity of any such securities;

     . reduce the rate or extend the time of payment of interest on such securities;

     . reduce the principal amount of such securities or the premium, if any, on such securities;

     . reduce the amount of the principal payable on any date of any debt securities originally issued at a discount;

     . change the currency in which any payments on such securities are payable;

     . impair the right to institute suit for the enforcement of any payment on or after the maturity of such securities; or

     . reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required to modify such provisions of the indenture, to waive our compliance with certain provisions of the indenture or to waive certain defaults under the indenture.

     Certain defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of each series. In addition, no modification that modifies the rights, duties or immunities of the Trustee may be made without the written consent of the Trustee. (SECTIONS 5.13 and 9.3).

Defaults

     The indenture provides that events of default regarding any series of debt securities will be:

     . failure to pay required interest on debt securities of such series for 30 days;

     . failure to pay principal (other than any scheduled installment payment) or any premium on any debt security of such series when due;

     . failure to make any required scheduled installment payment for 30 days on debt securities of such series;

     . failure to perform for 90 days after notice of any failure of any other covenant in the indenture applicable to that series of debt securities; and

     . certain events of bankruptcy, insolvency or reorganization, whether voluntary or not (SECTION 5.1).

     If an event of default regarding debt securities of any series issued under the indenture should occur and be continuing, either the Trustee or the holders of 33% of the aggregate principal amount of outstanding debt securities of such series (or, if an event of default has occurred with respect to more than one series, 33% of the aggregate principal amount of all outstanding debt securities of all such series) may declare each debt security of that applicable series due and payable (SECTION 5.2). We are required to file annually with the Trustee a statement of an officer as to our fulfillment of our obligations under the indenture during the preceding year (SECTION 10.4).

     No event of default regarding one series of debt securities issued under the indenture is necessarily an event of default regarding any other series of debt securities (SECTION 5.1).

     Holders of a majority in principal amount of the outstanding debt securities of any series (or, if applicable, all such applicable series) will be entitled to control certain actions of the Trustee under the indenture and to waive past defaults regarding such series (SECTION 5.12). The Trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered the Trustee reasonable security or indemnity (SECTION 6.3).

     If an event of default occurs and is continuing regarding a series of debt securities, the Trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (SECTION 5.6).

     Before any holder of any series of debt securities may institute action for any remedy, other than payment of the principal of, premium, if any, and interest on such holder's debt security when due, a request to the Trustee by the holders of not less than 33% in principal amount of the debt securities of that series outstanding is required for the Trustee to take action. An offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it is also required (SECTION 5.7).

Defeasance

     If so specified when a particular series of debt securities is created, after we have deposited with the Trustee, in trust for the benefit of the holders of such series, cash or government securities sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then we, at our option:

     . will be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of such series ("defeasance and discharge"); or

     . will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series ("covenant defeasance").

     In the case of defeasance and discharge or covenant defeasance, we must also deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the case of a defeasance and discharge, the opinion of counsel referred to in the preceding sentence must be based on a ruling from the Internal Revenue Service or other change in (or a change in the current interpretation of) applicable federal income tax law.

     When there is a defeasance and discharge, the indenture will no longer govern the debt securities of such series, we will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient. The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the Trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if we exercise our defeasance and discharge or covenant defeasance options (SECTIONS 13.2 and 13.3).

Consolidation, Merger and Sale of Assets

     We may consolidate or merge with or into any person, or convey, transfer or lease all or substantially all of our assets, only if the following conditions have been satisfied:

     (a) either (1) we are the continuing person in the case of a merger or (2) the successor company in any other transaction is a corporation organized and existing under the laws of the United States, any State or the District of Columbia and such corporation assumes all of our obligations under the debt securities and the indenture;

     (b) immediately after giving effect to the transaction, no default, event of default or similar event would occur or be continuing; and

     (c) we deliver to the Trustee an officers' certificate and an opinion of counsel stating that the transaction complies with the indenture.

     Upon completion of such transaction, the successor company has all of our rights and powers under the indenture, and, except in the case of a lease, the predecessor will be released from its obligations and covenants under the indenture and all outstanding debt securities.

Notices

     Except as otherwise provided in the indenture, the address for notices to holders of debt securities will be the addresses as they appear in the debt security register.

Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

     We may appoint a separate Trustee for any series of debt securities.

     If the Trustee becomes one of our creditors, the indenture contains certain limits on the right of the Trustee to obtain payment of certain claims or to realize for its own account moneys from certain property received by it with respect to such claim. The Trustee will be permitted to engage in certain other transactions. However, if the Trustee acquires any conflicting interest and there is a default under the debt securities of any series for which the Trustee serves as Trustee, the Trustee must eliminate such conflict or resign.

     We may have had and may continue to have banking relationships with the Trustee or Trustees in the ordinary course of business.

                         Description of Preferred Stock

     The following briefly summarizes the material terms of our preferred stock. You should read the particular terms of any series of preferred stock we offer which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation is and the certificates of designation will be, as applicable, filed as exhibits to the registration statement of which this prospectus forms a part. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

     Under our Restated Certificate of Incorporation, our Board is authorized to issue up to 5,000,000 shares of preferred stock, without further stockholder approval, in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

     .    the number of shares to be included in the series;

     . the designation, powers, preferences and rights of the shares of the series; and

     . the qualifications, limitations or restrictions of such series, except as otherwise stated in the Restated Certificate of Incorporation.

     Prior to the issuance of any series of preferred stock, our Board will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the Restated Certificate of Incorporation.

     Our Board may issue preferred stock with preferences, powers and rights (including voting rights) senior to the rights of holders of common stock. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose, which may include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Restated Certificate of Incorporation, of rendering more difficult or discouraging an acquisition of us deemed undesirable by our Board.

     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

     The prospectus supplement with respect to any series of preferred stock will state if such series is listed or is to be listed on any securities exchange.

     The transfer agent, registrar, dividend disbursing agent and redemption agent, as applicable, for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

     Holders of each series of preferred stock will be entitled to receive cash dividends, if any, when, as and if declared by our Board out of funds legally available for dividends. The rates and dates of payment of any dividends will be set forth in the prospectus supplement relating to a series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or on the books of the transfer agent for such series of preferred stock on the record dates fixed by the Board. Dividends on any series of preferred stock may be cumulative or noncumulative.

     We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis.

     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

     Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of our other capital stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment of all prior dividend periods if the preferred stock pays dividends on a cumulative basis.

Conversion and Exchange

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our capital stock.

Redemption

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof and may be mandatorily redeemed. Any partial redemptions of preferred stock will be made in a way that our Board decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

     Upon any of our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to such preferred stock relating to liquidation, including common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

     The holders of shares of preferred stock will have no voting rights, except:

     .    as otherwise stated in the prospectus supplement;

     . as otherwise stated in the certificate of designation establishing such series; or

     .    as required by applicable law.

                         Description of Capital Stock

     As of December 31, 1998, our authorized capital stock was 226,000,000 shares. Those shares consisted of: (a) 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding; (b) 220,000,000 shares of common stock, par value $0.01 per share, of which 156,568,799 shares were outstanding; and (c) 1,000,000 shares of Class A Common Stock, par value $0.01 per share, none of which were outstanding.

Common Stock

     Our outstanding shares of common stock are registered on the New York Stock Exchange, Inc. Dividends may be declared on the common stock by our Board out of legally available funds, subject to the prior rights of any holders of preferred stock. Any such dividends will be paid in an equal amount to the holder of each share. Holders of common stock do not have any pre-emptive rights nor any liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us. Holders of common stock are entitled to one vote per share for each share held of record at all meetings of stockholders.

Preferred Stock

     The general terms of our preferred stock are described above under "Description of Preferred Stock" above.

Class A Common Stock

     Our Board also has the authority, without further stockholder approval, to provide for the issuance of up to 1,000,000 shares of Class A Common Stock, $.01 par value per share. All shares of common stock and Class A Common Stock are identical and will entitle the holder to the same rights and privileges, except the holders of Class A Common Stock shall not have voting rights. In addition, we can convert any and all shares of outstanding Class A Common Stock into an equal number of shares of common stock and the holders of Class A Common Stock can convert at their option any or all of their shares into shares of common stock. Although no shares of Class A Common Stock are outstanding, the issuance of shares of Class A Common Stock, or the issuance of rights to purchase such shares may have the effect of delaying, deferring or preventing a change in control of the company.

Certain Provisions of Restated Certificate of Incorporation and Bylaws

     Our Restated Certificate of Incorporation divides our Board into three classes, each class to be as nearly equal in number of directors as possible.
At each annual meeting of stockholders, directors in a class will be elected by the holders of a majority of the shares of common stock represented at the meeting for three year terms to succeed the directors of that class whose terms are expiring. The Delaware General Corporation Law requires that our directors may be removed from office only for cause because our Board is divided into three classes. Our Restated Certificate of Incorporation provides that cause shall mean willful and gross misconduct by a director that is materially adverse to our best interests as determined conclusively by a majority of disinterested directors. Our Bylaws also include certain other provisions which may restrict stockholders' ability to effect corporate actions by written consent.

     The existence of these provisions in our Restated Certificate of Incorporation and Bylaws may be disadvantageous to stockholders to the extent they discourage takeovers in which stockholders might receive a substantial premium for some or all of their shares. Stockholders not affiliated with management who desire to participate in such a takeover may not have the opportunity to do so, even when such stockholders believe participation in such a transaction to be in their best interest. Also, such provisions may reduce temporary fluctuations in the market price of the common stock that may accompany takeover offers, speculation of takeover offers or the accumulation of large blocks of common stock and thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. In addition to reducing temporary market fluctuations, such provisions could potentially depress the market price of shares of common stock and may have the effect of discouraging changes in control, particularly those that are opposed by our incumbent management, even if a majority of stockholders desire the change in control. Such provisions could also prevent the removal of management.

The Delaware Business Combination Act

     In general, Section 203 of the Delaware General Corporation Law (known as the Delaware Business Combination Act) prohibits a public Delaware corporation from engaging in a merger, asset sale or similar transaction with "interested"
stockholders.   An interested stockholder is one who owns, alone or together with affiliates, or within a three-year period, did own, 15% or more of the corporation's voting stock, unless the business combination is approved in a prescribed manner or the transaction by which the person acquired such shares was approved by the corporation's Board. An interested stockholder would be one for a period of three years after the date of the transaction in which the person acquired such interest. We have elected not to be governed by Section 203 because we believe that Section 203 could operate to prevent a business combination supported by a majority of our stockholders.

Director Liability Provisions

     As permitted by the Delaware General Corporate Law, the Restated Certificate of Incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware law. The provision does not affect the availability of equitable remedies for a breach of duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. However, in certain circumstances equitable remedies may not be available as a practical matter. While this provision may be amended or repealed in the future, such change would only have an effect on liabilities arising after such change. In addition, the Restated Certificate of Incorporation and Bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law, including under circumstances in which indemnification is otherwise discretionary. The Bylaws permit our Board to grant indemnification to employees and agents to the fullest extent permitted by Delaware law.

     In addition, the limited liability provisions in the Restated Certificate of Incorporation with respect to directors and the indemnification provisions in the Bylaws with respect to directors and officers may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. Such provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefitted us and our stockholders. Furthermore, a stockholder's investment in us may be adversely affected to the extent that costs of settlement and damage awards against our directors and officers are paid by us pursuant to the indemnification provisions contained in the Bylaws described above.

                              Plan of Distribution

     We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers. The prospectus supplement with respect to the securities being offered will set forth the terms of that specific offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and net proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

By Agents

     Offered securities may be sold through agents designated by us. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such offered securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

     Offered securities may also be sold directly by us. In this case, no underwriters, dealers or agents would be involved.

General Information

     We may enter into agreements with underwriters, dealers and agents that entitled them to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

                                 Legal Matters

     William M. Elliott will issue an opinion about the legality of the securities offered under this prospectus. Mr. Elliott is Senior Vice President, General Counsel and Corporate Secretary of Gateway. In addition to being an officer of Gateway, Mr. Elliott currently holds options to purchase 198,000 shares of common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                 Experts

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       TABLE OF CONTENTS
                                                                  Page

About This Prospectus.............................                   2
About Gateway.....................................                   2
Risk Factors......................................                   2
Use of Proceeds...................................                   6
Consolidated Ratio of Earnings to Fixed Charges...                   6
Where You Can Find More Information...............                   7
Forward-Looking Statements........................                   7
Description of Debt Securities....................                   8
Description of Preferred Stock....................                  17
Description of Capital Stock......................                  19
Plan of Distribution..............................                  22
Legal Matters.....................................                  23
Experts...........................................                  23

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses shall be borne by us. All amounts set forth below are estimates, other than the SEC registration fee.


     Securities and Exchange Commission registration fee....   $278,000
     NYSE listing fee.......................................   $ 52,500
     Accounting fees and expenses...........................   $ 15,000
     Legal fees and expenses (including blue sky expense)...   $100,000
     Trustee fees and expenses..............................   $ 20,000
     Printing and engraving fees............................   $ 70,000
     Miscellaneous..........................................   $ 17,500
                                                               --------

          Total.............................................   $553,000
                                                               ========

Item 15.  Indemnification of Directors and Officers.

     We are a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     Pursuant to Section 102(b)(7) of the GCL, a corporation may provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Under our Restated Certificate of Incorporation and bylaws, we will, to the full extent permitted by the GCL, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was our director, officer or employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Restated Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive.

     We have in force an insurance policy under which our directors and officers are insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

Item 16.   Exhibits.

Exhibit No.   Description

1         Form of Underwriting Agreement

4         Form of Indenture Agreement

5         Legal Opinion of William M. Elliott

12        Statement Re: Computation of Consolidated Ratio of Earnings to Fixed
          Charges

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of William M. Elliott (contained in opinion filed as Exhibit
          5)

24        Powers of Attorney (included on signature page)

27        Financial Data Schedules

Item 17.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in its Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Diego, State of California, on April 30, 1999.

                             GATEWAY 2000, INC.


                             By:   /s/   John J. Todd
                                ------------------
                                Name: John J. Todd
                                Title: Senior Vice President, Chief Financial
                                       Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Todd, William Elliott and Stephanie Heim and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any related Registration Statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
                              *     *     *     *

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: April 30, 1999            /s/  Theodore W. Waitt
                                ----------------------
                                Theodore W. Waitt
                                Chief Executive Officer and Director



Date: April 30, 1999            /s/  John J. Todd
                                -----------------

                                John J. Todd
                                Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)


Date: April 30, 1999            /s/  Charles G. Carey
                                ---------------------
                                Charles G. Carey
                                Director


Date: April 30, 1999            /s/  George M. Krauss
                                ---------------------
                                George M. Krauss
                                Director


Date: April 30, 1999            /s/  Douglas L. Lacey
                                ---------------------
                                Douglas L. Lacey
                                Director


Date: April 30, 1999            /s/   James. F. McCann
                                ----------------------
                                James F. McCann
                                Director


Date: April 30, 1999            /s/   Richard D. Snyder
                                -----------------------
                                Richard D. Snyder
                                Director


Date: April 30, 1999            /s/   Jeffrey Weitzen
                                ---------------------
                                Jeffrey Weitzen
                                Director

                                  EXHIBIT INDEX


Exhibit No.   Description

1              Form of Underwriting Agreement

4              Form of Indenture Agreement

5              Legal Opinion of William M. Elliott

12             Statement Re: Computation of Consolidated Ratio of Earnings to
               Fixed Charges

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of William M. Elliott (contained in opinion filed as
               Exhibit 5)

24             Powers of Attorney (included on signature page)

27             Financial Data Schedules